Exhibit 10.28

ASSET PURCHASE AGREEMENT

Dated December 16, 2016

Effective December 15, 2016

by and between

Bright Mountain Media, Inc.,

a Florida corporation

("Bright Mountain"),

Bright Mountain, LLC,

a Florida limited liability company

(the “Buyer”),

Sostre Enterprises, Inc.,

a Florida corporation

(the “Seller”),

Pedro Sostre III,

an individual

("Sostre")

and

James Love,

an individual

("Love")

4.6	SEC Reports	16
4.7	Disclosure	16

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF LOVE	16

6.	DOCUMENTS TO BE DELIVERED	17

6.1	Documents to be Delivered by Seller	17
6.2	Documents to be Delivered by Buyer	17

7.	SELLER'S FINANCIAL STATEMENTS	18

8.	ADDITIONAL COVENANTS	18

8.1	Access to Books and Records	18
8.2	Further Assurances	18
8.3	Customer and Other Business Relationships	19
8.4	Transfer Taxes	19
8.5	Non-Assignable Contracts	19
8.6	Business Name	19
8.7	Seller's Employees	19
8.8	Press Releases and Communications	19

9.	INDEMNIFICATION AND RELATED MATTERS	19

9.1	Indemnification by Seller and Sostre	19
9.2	Indemnification by Bright Mountain and the Buyer	20
9.3	Procedure for Indemnification	20
9.4	Time for Assertion	20

10.	COVENANT NOT TO COMPETE	20

11.	MISCELLANEOUS	21

11.1	Expenses	21
11.2	Entire Agreement; No Waiver	22
11.3	Jurisdiction and Governing Law	22
11.4	Role of Counsel	22
11.5	Construction	22
11.6	Notices	22
11.7	Separability	22
11.8	Binding Effective; Assignment	23
11.9	Counterparts	23
11.10	Attorney's Fees	23

Exhibits:

A

Bill of Sale

B

Assignments

C

Sostre Services Agreement

D

Love Services Agreement

E

Form of Lockup/Leak Out Agreement

Schedules:

2.1

Schedule of Purchased Assets, Assumed Liabilities and Deferred Revenue

Seller's Disclosure Schedule

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) dated December 16, 2016, and effective December 15, 2016 (the "Effective Date"), is by and between Bright Mountain Media, Inc., a corporation organized under the laws of the State of Florida and having an office for the transaction of business at 6400 Congress Avenue, Suite 2050, Boca Raton, FL  33487 ("Bright Mountain"), Bright Mountain, LLC, a Florida limited liability company and a wholly-owned subsidiary of Bright Mountain (the “Buyer”), Sostre Enterprises, Inc., a corporation organized under the laws of the State of Florida and having an office for the transaction of business at 18595 Dixie Highway, Suite 365, Miami, FL  33157 (the "Seller"), Pedro Sostre III, an individual ("Sostre") and having an address at 18595 Dixie Highway, Suite 365, Miami, FL  33157, and, as to Section 5 hereof, James Love, an individual ("Love") having an address of 7825 Pine Haven Court, Orlando, FL  32819.

WHEREAS, Bright Mountain, through its subsidiaries including the Buyer, is a digital media holding company for online assets primarily consisting of websites which are customized to provide niche users, including active, reserve and retired military, law enforcement, first responders and other public safety employees, sites on which visitors can do everything from staying current on news and events affecting them, to looking for jobs, sharing information, communicating with the public, and purchasing products (the "Bright Mountain Business").

WHEREAS, the Seller owns and utilizes certain assets which constitute its Black Helmet apparel division (the “Black Helmet Business”).

WHEREAS, Sostre is the principal executive officer and sole shareholder of Seller.

WHEREAS, Love is an individual who is an independent contractor of Seller and who has been engaged by Seller to provide Seller with certain graphic arts, logo and product design and related services (the "Love Services"), the product of which are included in the Purchased Assets (as hereinafter defined) owned by the Seller and being acquired by Buyer hereunder.

WHEREAS, the Love Services are integral to the Black Helmet Business.

WHEREAS, the Seller desires to convey, sell and assign to Buyer all of each Seller’s right, title and interest in and to the Purchased Assets, upon the terms and conditions contained in this Agreement.

WHEREAS, the Buyer desires to purchase the Purchased Assets (as hereinafter defined) upon the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Definitions and Interpretation.

1.1

Definitions.  In this Agreement:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

"Assumed Liabilities" means those Liabilities or obligations of Seller as are identified on Schedule 2.1, up to a maximum of forty thousand dollars ($40,000);

“Balance Sheet Date” means September 30, 2016;

"Business Activities" shall be deemed to include the Bright Mountain Business, as it may be expanded during the Restricted Period, including through the addition of the Black Helmet Business, and during any portion of the twenty-four (24) months subsequent to the expiration of the Restricted Period.

“Commission” means the United States Securities and Exchange Commission;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“GAAP” means U.S. generally accepted accounting principles consistently applied;

“Governmental Entity” means any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign;

“Intellectual Property Rights” means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, URL's, designs, artwork, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, including, but not limited to, any such rights as were developed pursuant to the Love Services, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium);

"Kabbage Obligation" means any and all amounts due Kabbage Inc. by the Seller, the obligations of which are secured by the assets of the Seller, including the Purchased Assets, and personally guaranteed by Sostre;

“Liability” or “Liabilities” mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto;

“Lien” means any right which (a) shall entitle any Person to terminate, amend, accelerate or cancel any agreement, option, license or other instrument to which Bright Mountain or Buyer or Seller is a party by reason of the occurrence of (i) a violation, breach or default thereunder by Bright Mountain or Buyer or Seller, as the case may be; or (ii) an event which with or without notice or lapse of time or both would become a default thereunder; or (b) if exercised by the holder thereof, will (i) entitle such Person to accelerate the performance of any obligations or the payment of any sums owed by Bright Mountain or Buyer or Seller, as the case may be, under any agreement, option, license or other instrument, or (ii) result in any loss of any benefit under, or the creation of any pledges, claims, equities, options, liens, charges, call rights, rights of first refusal, “tag” or “drag” along rights, encumbrances and security interests of any kind or nature whatsoever on any of the property or assets of Buyer or Seller;

“Material Adverse Effect” means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Bright Mountain, Buyer or Seller, as the case may be, taken as a whole, or on the ability of any party to consummate timely the transactions contemplated hereby;

"On Deck Obligation" means any and all amounts due On Deck Capital, Inc. by the Seller, the obligations of which are secured by the assets of the Seller, including the Purchased Assets, and personally guaranteed by Sostre;

"PayPal Obligation" means any and all amounts due PayPal by the Seller, the obligations of which are secured by the assets of the Seller, including the Purchased Assets, and personally guaranteed by Sostre;

“Person” means a natural person, company, corporation, partnership, association, trust or any unincorporated organization;

"Restrictive Period" shall be deemed to be two (2) years following the date of this Agreement;

"Restricted Area" shall be deemed to mean the United States;

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act;

"Secured Obligations" means the Kabbage Obligations, the On Deck Obligations and the PayPal Obligations;

“Securities Act” means the Securities Exchange Act of 1933, as amended;

“Seller's Financial Statements” means the unaudited financial statements at the Balance Sheet Date and the audited financial statements for the two (2) year period ended December 31, 2015, all of which shall have been prepared in accordance with GAAP and, as to the audited financial statements for the two (2) year period ended December 31, 2015, shall be accompanied by the unqualified report of an independent public accounting firm, except as to the Seller's ability to continue as a going concern, by a firm reasonably acceptable to the Buyer;

"Seller Retained Liabilities" means every Liability of Seller other than the Assumed Liabilities and the Secured Obligations.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not;

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and

"Working Capital Advances" means all amounts advanced to the Seller by Bright Mountain under the terms of the 8% Revolving Credit Note with Personal Guarantee dated November 3, 2016 by and between the Bright Mountain, as lender, the Seller, as borrower, and Pedro Sostre III, as personal guarantor.

1.2

Interpretation.

1.2.1

As used in this Agreement, unless the context clearly indicates otherwise:

(a)

words used in the singular include the plural and words in the plural include the singular;

(b)

reference to any Person includes such person's successors and assigns, but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(c)

reference to any gender includes the other gender;

(d)

whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” or “but not limited to” or words of similar import;

(e)

reference to any Section means such Section of this Agreement, and references in any Section or definition to any clause means such clause of such Section or definition;

(f)

the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(g)

reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(h)

reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability, and reference to any particular provision of any law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified;

(i)

relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”; and

(j)

the titles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

1.2.2

This Agreement was negotiated by the parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall apply to any construction or interpretation hereof. This Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the parties after substantial negotiations and with full awareness by the parties of the terms and provisions hereof and the consequences thereof.

1.2.3

Where a statement in this Agreement is qualified by the expression "to the best of Bright Mountain's knowledge", “to the best of Buyer’s knowledge,” “to the best of Seller’s knowledge,” "to be best of Sostre's knowledge," "so far as Bright Mountain is aware," “so far as Buyer is aware,” “so far as Seller is aware” or "so far as Sostre is aware" or any similar expression shall be deemed to include Bright Mountain's or Buyer’s or Seller’s actual knowledge and what Bright Mountain or Buyer or Seller should have known after due and careful inquiry of the President or Chief Executive Officer, the members of the Board of Directors and any relevant person(s) involved in the management of the business of Bright Mountain or Buyer and Seller.

2.

Sale and Purchase of Purchased Assets.

2.1

Sale and Purchase of Purchased Assets.  Subject to the terms and conditions of this Agreement, the Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases from the Seller, subject to the satisfaction of the Secured Obligations, free and clear of any encumbrances all of the right, title and interest, in, and to those assets of Seller identified on Schedule 2.1 (the “Purchased Assets”).  The sale, assignment and transfer of the Purchased Assets will not include the assumption of any Liability related to the Purchased Assets or the Black Helmet Business unless the Buyer expressly assumes that liability pursuant to Section 2.2 hereof.

2.2

Liabilities Assumed and Excluded.  Buyer is not assuming any Liabilities of Seller related to the Purchased Assets, either directly or indirectly, and other than the (i) Assumed Liabilities, and (ii) the Secured Obligations which are being satisfied utilizing a portion of the proceeds of the Purchase Price as set forth in Section 2.3 hereof.  The Seller Retained Liabilities will remain the exclusive responsibility of and be retained, paid, performed and discharged exclusively by Seller, and Seller shall indemnify and hold Buyer and Bright Mountain harmless from and against any claim therefore or liability arising therefrom pursuant to Section 9 of this Agreement.

2.3.

Purchase Price.  The purchase price for the Purchased Assets (the “Purchase Price”) is:

(a)

Two Hundred Fifty Thousand Dollars ($250,000.00) in cash, payable on the date hereof (the "Closing") at Seller's direction as follows:

(i)

$28,109.00 to PayPal in full satisfaction of the PayPal Obligations;

(ii)

$35,410.09 to On Deck Capital, Inc.! in full of the On Deck Obligations;

(iii)

$16,529.00 to Kabbage Inc. in full satisfaction of the Kabbage Obligations;

(iv)

$84,975.95 to Seller; and

(v)

$84,975.96 to Love.

(b)

Two Hundred Thousand (200,000) shares of the Buyer's common stock, par value $0.01 per share (the "Bright Mountain Shares"), issuable 100,000 shares to Seller and 100,000 shares to Love;

(c)

the assumption of the Assumed Liabilities, decreased by the amount of any deferred revenue or prepaid income for received by the Seller prior to the Closing for sales of products that are not included in the Purchased Assets and which are to be shipped to the purchaser after the Closing as described on Schedule 2.1; and

(d)

the forgiveness of the Working Capital Advance.

The issuance of the Bright Mountain Shares shall be exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

3.

Representations and Warranties of Seller and Sostre.  Except as otherwise set forth in a disclosure schedule of even date herewith which is executed and delivered by Seller (the “Seller's Disclosure Schedule”), to the best of Seller's and Sostre's knowledge the Seller and Sostre hereby jointly and severally make the following representations and warranties to Bright Mountain and Buyer as of the date hereof.  Nothing in the Seller's Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Seller's Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.  The Seller's Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

3.1

Organization and Good Standing.  Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its business and properties and to carry on business in the places and in the manner as presently conducted or proposed to be conducted.  Seller is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the where business is conducted by it requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on the Purchased Assets or consummation of the transactions contemplated hereby.

3.2

Authority and Enforcement.  Seller has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.  Seller has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

3.3

Ownership of Seller's Shares.  Sostre is the sole record and beneficial owner all of the outstanding shares of the Seller's securities (the "Seller's Shares").  The Seller's Shares are owned by Sostre free and clear of all Liens, and have not been sold, pledged, assigned or otherwise transferred.  There are no outstanding proxies, shareholder agreements, subscriptions, rights, options, warrants or other agreements obligating Sostre to sell or transfer to any third person any of the Seller's Shares or any interest therein, or granting any party any voting rights over the Seller's Shares.

3.4

No Conflicts or Defaults.  The execution and delivery of this Agreement by Seller and Sostre and the consummation of the transactions contemplated hereby do not and shall not with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Seller or Sostre is a party or by which the Seller, Sostre or the Purchased Assets are bound, or any judgment, order or decree, or any law, rule or regulation to which the Seller or Sostre is subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any of the Purchased Assets, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to the Purchased Assets, or (iv) have a Material Adverse Effect on the Purchased Assets or consummation of the transactions contemplated hereby.

3.5

Consents of Third Parties.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller and Sostre does not require the consent of any Person, other than Sostre or such consent has been obtained in writing.

3.6

Actions Pending.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Seller or Sostre, threatened against Seller, which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Seller or Sostre, threatened against or involving Seller or any of the Purchased Assets.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or Governmental Entity against the Seller or any of the Purchased Assets.

3.7

Title to Purchased Assets.  The Seller has either good and marketable title to, or valid and enforceable leasehold interest in the Purchased Assets, free and clear of all Liens other than those related to the Secured Obligations.  No person or entity has any right or option to acquire any of the Purchased Assets.  The Seller has the right to operate the Black Helmet Business, and the operation of the Black Helmet Business does not violate the material provisions of (a) any agreement to which Seller or Sostre is a party, (b) the requirements of applicable laws, rules or regulations, and/or (c) any order of any court or regulatory body of competent jurisdiction that is binding on Seller or any of the Purchased Assets. Seller or Sostre are the registrants listed in the records of the registrar as the owners of the registration of the domain names included in the Purchased Assets as set forth on Schedule 2.1 hereto (the "Purchased Domain Names"). Sostre has no right, title or interest in or to any of the Purchased Assets including any of the Purchased Domain Names for which he is listed as the registrant.  The Purchased Domain Names are each in good standing with the registrar managing such Purchased Domain Names and such registrar recognizes the Seller or Sostre, as the case may be, as the registrant for the applicable Purchased Domain Name.  In addition, neither Seller nor Sostre owe any amounts to any domain name registration authority or to any other governmental entity relating to or on account of the registration of the Purchased Domain Names or the registration of any copyright(s), trademark(s) or similar Intellectual Property Rights included in the Purchased Assets.  Except under the terms of the Supply and Credit Agreement dated May 10, 2011 with Lion Apparel, Inc. which has expired by its terms (the "Lion Apparel Agreement"), the Seller has not licensed or otherwise allowed or enabled the use of any of the Purchased Assets to any other Person, or granted any right with respect to the Purchased Assets to any other Person, that may, in any manner, restrict, impede or adversely affect Buyer's rights therein. Except as set forth in the Seller's Disclosure Schedule, Seller has not obtained a trademark registration or filed any application to register a trademark with the U.S. Patent and Trademark Office or other agency (domestic or foreign) of any trademark(s), domain name(s) or any other mark confusingly similar to the trademark(s) or the Purchased Domain Names. Following the date of this Agreement, Buyer or its affiliates will be the sole and exclusive registrant of the Purchased Domain Names.

3.8

Seller's Financial Information.  The Seller has previously delivered to Bright Mountain and the Buyer internal financial information which reflects total revenues of $697,649 for the nine months ended September 30, 2016 with a gross profit margin of 49.5% (the "2016 Seller Financial Information").  The 2016 Seller Financial Information is true, correct and complete and fairly presents the Seller's financial condition and results of operations for the nine months ended September 30, 2016.

3.9

Adequacy of Purchased Assets.  The Purchased Assets acquired pursuant to this Agreement shall be adequate for Buyer to operate the Black Helmet Business in substantially the same manner as conducted by Seller.

3.10

No Undisclosed Liabilities.  Other than the Secured Obligations, the Seller has no debts, Liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) related to the Purchased Assets arising out of transactions entered into on or prior to the date hereof, or any transaction, series of transactions, action or inaction occurring on or prior to the date hereof, or any state of facts or condition existing on or prior to the date hereof (regardless of when such liability or obligation is asserted) except such debts, Liabilities or obligations that have been disclosed in the Seller's Financial Information.

3.11

Books and Records.  The books, records and documents of the Seller accurately reflects in all material respects the information relating to the business of the Seller, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Seller.

3.12

Contracts.  The Seller's Disclosure Schedule identifies each material agreement to which Seller is a party.  Each such agreement is in full force and effect.  No party to any such agreement is in default of any material obligation thereunder and the Seller has not received notice of the termination of any such agreement prior to its scheduled termination date.  To the knowledge of the Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material agreement to which the Seller is a party.  The Seller has not given nor received from any other Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any material contract to which Seller is a party.

3.13

Intellectual Property Rights.  The Seller's Disclosure Schedule identifies each Intellectual Property Right included in the Purchased Assets, which constitutes all of the Intellectual Property Rights necessary to operate the Business.  Such Intellectual Property Rights are owned by the Seller, free and clear of all Liens except the liens granted under the terms of the Secured Obligations.  To the best of Seller’s knowledge, such Intellectual Property Rights do not infringe upon or otherwise violate the rights of any third person, and the Seller has not received notice of any such infringement or violation.  To the extent that any such Intellectual Property Rights are licensed to Seller by any third party, the license is in full force and effect, no party to the license is in material breach or violation of the license agreement and licensee is not using any such Intellectual Property Rights in violation of the license agreement.

3.14

Compliance with Laws.  The Seller is conducting its business and affairs in material compliance with applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers.  The Seller has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.15

Insurance.  Seller maintains insurance against all risks customarily insured against by companies in its industry.  All such policies are in full force and effect, and the Seller has not received any notice from any insurance company suspending, revoking, modifying or canceling (or threatening such action) any insurance policy issued to Seller.

3.16

Brokers.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried without the intervention of any person in such a manner as to give rise to any valid claim by any person against Seller for a finder’s fee, brokerage commission or similar payment.

3.17

Employees.  Section 3.17 of the Seller's Disclosure Schedule sets forth the name, date of hire, period of continuous service, salary (or other remuneration), incentive compensation and other benefits of each employee of Seller which will be terminated and hired by the Buyer as contemplated in this Agreement (the "Seller Employees").  Seller is not a party to or bound by any collective bargaining, shop or similar agreements.  Except as set forth on the Seller's Disclosure Schedule, Seller does not have any “employee benefit plans” including, but not limited to, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, whether written or unwritten, qualified or unqualified, funded or unfunded, currently maintained, or contributed to, or required to be maintained or contributed to, by Seller, other than the employment contracts, medical, dental, vision, disability, life insurance and or vacation benefits.  Seller is in compliance with all applicable federal and state laws and regulations concerning the employer-employee relationship, including applicable wage and hour laws, worker compensation statutes, unemployment laws, and social security laws, except, in each case, where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in the Seller's Disclosure Schedule, there are no pending or, to Seller’s knowledge, threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran’s status, marital status, disability, or any other recognized class, status, or attribute under any federal or state equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; workers’ compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; wage and hour laws; or immigration.  Except as set forth in the Seller's Disclosure Schedule, Seller is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any Tax, penalty, assessment, or forfeiture for failure to timely pay any of the foregoing.

3.18

No Adverse Changes.  Since December 31, 2015, there has not been (a) any change in the Business, prospects, the financial or other condition, or the respective assets or Liabilities of Seller to be reflected in the Seller's Financial Statements, (b) any loss sustained by Seller, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, or (c) to the knowledge of Seller, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would have a Material Adverse Effect.

3.19

No Other Actions.  Since January 1, 2016, Seller has (i) operated the Black Helmet Business and conducted its affairs only in the usual and ordinary course consistent with past practices, (ii) except as set forth on the Seller's Disclosure Schedules made all regularly scheduled payments on the Liabilities of the Seller, (iii) not made any material expenditures or incurred or agreed to any additional indebtedness, except in the ordinary course of Seller's businesses and which would not be material to Seller when taken as a whole, (iv) not made any distributions or paid any dividends to Sostre or made bonus payments to the Seller Employees other than consistent with past practices; or (v) not increased any Seller's

Employees compensation, other than a regularly scheduled increase in the ordinary course of the Seller's business.

3.20

Investment Representations.  The Seller is acquiring the Bright Mountain Shares for its own account with the present intention of holding such securities for purposes of investment, and it has no intention of distributing such  Bright Mountain Shares other than to Sostre, or selling, transferring or otherwise disposing of such Bright Mountain Shares in a public distribution, in any of such instances, in violation of the federal securities laws of the United States of America.  Seller understands that (a) the Bright Mountain Shares are “restricted securities,” as defined in Rule 144 promulgated under the Securities Act; (b) such Bright Mountain Shares have not been registered under the Securities Act, and are being issued in reliance on exemptions for private offerings contained in Section 4(a)(2) of the Securities Act; (c) neither Bright Mountain nor the Buyer have any obligation to so register the Bright Mountain Shares; (d) the Bright Mountain Shares may not be distributed, re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act; and (e) until such time as the Bright Mountain Shares become eligible for resale by the Seller, either pursuant to the registration of such shares under the Securities Act, or pursuant to a valid exemption from such registration.  The Seller acknowledges that upon any future distribution by it of the Bright Mountain Shares to Sostre, as a condition precedent to such distribution Sostre will be required to execute agreements for the benefit of Bright Mountain in a form and substance satisfactory to it acknowledging and consenting to the foregoing investment representations. The certificate evidencing the Bright Mountain Shares shall contain the following legend:

“The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). Such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless they have been so registered or Bright Mountain Media, Inc. shall have received an opinion of counsel satisfactory to it to the effect that registration thereof for purposes of transfer is not required under the Act or the securities laws of any state.”

3.21

Information on Bright Mountain.  The Seller has been provided access via the Commission's public website at www.sec.gov/EDGAR with access to copies of Bright Mountain’s Annual Report on Form 10-K for the period ended December 31, 2015 and its other filings with the Commission, and represents and warrants that it has read and reviewed these reports, together with Bright Mountain’s other filings with the Commission.  The Seller is a sophisticated investor who has such knowledge and experience in financial, tax and other business matters as to enable it to evaluate the merits and risks of, and to make an informed investment decision with respect to, the Bright Mountain Shares and this Agreement.  The Seller, either alone or together with its advisors, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the transactions contemplated hereby, to evaluate the merits and risks of an investment in the Bright Mountain Shares and to make an informed investment decision with respect thereto.  The Seller understands that its acquisition of the Bright Mountain Shares is a speculative investment, and the Seller represents that it is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

3.22

Disclosure.  The representations, warranties and acknowledgments of Seller and Sostre set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading.

3.23

Tax Allocation.  The parties shall agree to an allocation of the Purchase Price among the Purchased Assets.  Seller and Buyer shall file their respective Tax Returns prepared in accordance with such allocation.

3.24

Solvency.  Immediately after giving effect to the transactions contemplated by this Agreement, the Seller shall be able to pay its debts as they become due and shall own property which has a fair saleable value greater than the amounts required to pay its debts.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Seller or Sostre.

4.

Representations and Warranties of Bright Mountain and the Buyer.  Bright Mountain and Buyer hereby jointly and severally make the following representations and warranties to Seller as of the date hereof.

4.1

Organization and Good Standing.  Each of Bright Mountain and the Buyer is a entity duly incorporated, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.  Each of Bright Mountain and the Buyer is in good standing as a foreign entity in each jurisdiction in which the properties owned, leased or operated, or where the business is conducted by it requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on the business of Bright Mountain or the Buyer, taken as a whole, or consummation of the transactions contemplated hereby.

4.2

Authority and Enforcement.  Each of Bright Mountain and the Buyer has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.  Each of Bright Mountain and the Buyer has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Bright Mountain and the Buyer, enforceable against each in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

4.3

No Conflicts or Defaults.  The execution and delivery of this Agreement by Bright Mountain and the Buyer and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the articles of organization or bylaws of either entity, or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which either entity is a party or by which it is bound, or any judgment, order or decree, or any law, rule or regulation to which it is subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any assets or properties of Bright Mountain or the Buyer, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to which Bright Mountain or the Buyer is a party, or (iv) result in a Material Adverse Effect.

4.4

Bright Mountain Shares.  The Bright Mountain Shares have been duly authorized, and upon issuance pursuant to the provisions hereof, will be validly issued, fully paid and non-assessable, free and clear of all liens, mortgages, encumbrances, options and proxies.

4.5

Actions Pending.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Bright Mountain or the Buyer, threatened against Bright Mountain or the Buyer which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Bright Mountain or the Buyer, threatened against or involving Bright Mountain or the Buyer or any of its properties or assets.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or Governmental Entity against Bright Mountain or the Buyer or affecting its assets.

4.6

SEC Reports.  Bright Mountain files annual, quarterly and current reports with the Commission, pursuant to Section 12(g) of the Exchange Act.  Bright Mountain has filed all reports required to be filed by it under the Exchange Act since March 31, 2013 (the “SEC Reports”).  The SEC Reports do not misrepresent a material fact, do not omit to state a material fact and do not omit any fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

4.7

Disclosure.  The representations, warranties and acknowledgments of Bright Mountain and the Buyer set forth herein are true, complete and accurate in all material respects and do not omit any fact necessary to make such representations, warranties and acknowledgments not misleading.

5.

Representations, Warranties and Covenants of Love.  As a material inducement for Buyer and Bright Mountain to enter into this Agreement and to consummate the transactions contemplated hereby, Love represents, warrants to the Buyer and Bright Mountain as follows:

5.1

that all of the Seller's Intellectual Property Rights, including, but not limited to, those developed for the Seller by Love, are to his knowledge the sole and exclusive property of the Seller and that he has no right, title or interest in or to any of the Intellectual Property Rights.  Love agrees at the option and request of the Buyer he will promptly execute, acknowledge and deliver such applications, assignments and other instruments which the Buyer shall deem necessary in order to assign and convey to the Buyer the sole and exclusive right, title and interest therein, and Love will assist the Buyer in every proper way, at the Buyer’s cost and expense, in accomplishing any and all of the foregoing;

5.2

Love is acquiring the Bright Mountain Shares for his own account with the present intention of holding such securities for purposes of investment, and he has no intention of distributing such Bright Mountain Shares, or selling, transferring or otherwise disposing of such Bright Mountain Shares in a public distribution, in any of such instances, in violation of the federal securities laws of the United States of America.  Love understands that (a) the Bright Mountain Shares are “restricted securities,” as defined in Rule 144 promulgated under the Securities Act; (b) such Bright Mountain Shares have not been registered under the Securities Act, and are being issued in reliance on exemptions for private offerings contained in Section 4(a)(2) of the Securities Act; (c) neither Bright Mountain nor the Buyer have any obligation to so register the Bright Mountain Shares; (d) the Bright Mountain Shares may not be distributed, re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act; and (e) until such time as the Bright Mountain Shares become eligible for resale by the Love, either pursuant to the registration of such shares under the Securities Act, or pursuant to a valid exemption from such registration.  The certificate evidencing the Bright Mountain Shares shall contain the following legend:

“The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). Such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless they have been so registered or Bright Mountain Media, Inc. shall have received an opinion of counsel satisfactory to it to the effect that registration thereof for purposes of transfer is not required under the Act or the securities laws of any state.”

5.3

Love has been provided access via the Commission's public website at www.sec.gov/EDGAR with access to copies of Bright Mountain’s Annual Report on Form 10-K for the period ended December 31, 2015 and its other filings with the Commission, and represents and warrants that he has read and reviewed these reports, together with Bright Mountain’s other filings with the Commission.  Love is a sophisticated investor who has such knowledge and experience in financial, tax and other business matters as to enable him to evaluate the merits and risks of, and to make an informed investment decision with respect to, the Bright Mountain Shares and this Agreement.  Love, either alone or together with its advisors, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable him to utilize the information made available to him in connection with the transactions contemplated hereby, to evaluate the merits and risks of an investment in the Bright Mountain Shares and to make an informed investment decision with respect thereto.  Love understands that his acquisition of the Bright Mountain Shares is a speculative investment, and Love represents that he is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

6.

Documents to be Delivered.

6.1

Documents to be Delivered by Seller.  Contemporaneous with the execution of this Agreement, the Seller shall deliver, or cause to be delivered, to Buyer the following:

(a)

a duly executed bill of sale in the form attached hereto as Exhibit A and incorporated herein by such reference transferring to Buyer all of Seller's right, title and interest in and to the Purchased Assets together with possession of the Purchased Assets;

(b)

a duly executed assignment in the form attached hereto as Exhibit B and incorporated herein by such reference transferring to Buyer all of Seller's right, title and interest in and to the contracts, agreements, contract rights and Intellectual Property Rights included in the Purchased Assets, accompanied by any third party consents as may be required.

(c)

the Service Agreements with each of Sostre and Love in the forms attached hereto as Exhibits C and D, respectively, and incorporated herein by such references;

(d)

a lockup/leak out agreement in the form attached hereto as Exhibit E and incorporated herein by such reference executed by each of Seller and Love;

(e)

assignments of website hosting agreements for the Purchased Websites (as defined in Schedule 2.1);

(f)

evidence of the satisfaction of all amounts due under the Citi letter of credit;

(g)

evidence of the termination by its terms of the Lion Apparel Agreement, including, but not limited to, the termination of any security interest in the Purchased Assets pursuant to Section 3.2 thereof or the granting of any right of first refusal under Section 4.4 thereof;

(h)

an assignment, executed by both Seller and MLMJC, Inc. as lessor ("Lessor"), to Buyer of Seller's rights and interests in the Lease Agreement dated February 15, 2016 by and between Lessor and Seller;

(i)

a copy of resolutions of the board of directors and sole shareholder of Seller authorizing the execution, delivery and performance of this Agreement by Seller and waiving any appraisal rights Sostre may have under Florida law; and

(j)

such other certificates, documents and instruments as Buyer may have reasonably requested in connection with the transactions contemplated hereby.

6.2

Documents to be Delivered by Buyer.  Contemporaneously with the execution of this Agreement, Buyer shall deliver to Seller the following:

(a)

a copy of resolutions of the board of directors of each of Bright Mountain and the Buyer, certified by an executive officer of Bright Mountain, authorizing the execution, delivery and performance of this Agreement by Bright Mountain and the Buyer;

(b)

the cash portion of the Purchase Price as provided in Section 2.3(a) via wire transfer or in immediately available funds payable as set forth in Section 2.3(a);

(c)

irrevocable instructions to Bright Mountain’s transfer agent to issue the Bright Mountain Shares to Seller and Love pursuant to Section 2.3(b) above; and

(d)

such other certificates, documents and instruments as Buyer may have reasonably requested in connection with the transaction contemplated hereby.

7.

Seller's Financial Statements.  As soon as practicable following the date hereof but in any event within seventy-one (71) days from the date hereof, the Seller shall deliver the Seller's Financial Statements to the Buyer and Bright Mountain.  Buyer and Seller shall each pay 50% of all costs associated of with the independent registered public accounting firm incurred in connection with the audit of such Seller's Financial Statements.

8.

Additional Covenants.

8.1

Access to Books and Records. In order to facilitate the resolution of any claims made against or incurred by Buyer or Bright Mountain subsequent to the date hereof, or for any other reasonable purpose, for a period of three (3) years after the date hereof, Seller shall: (i) retain the books and records (including personnel files) relating to periods prior to the date hereof in a manner reasonably consistent with the prior practices of Seller; and (ii) upon reasonable notice, afford the Buyer's representatives reasonable access (including the right to make, at Buyer's expense, photocopies), during normal business hours, to such books and records.  The parties understand that the information received in such investigation shall remain confidential as between the parties and their respective agents, attorneys, and/or advisors unless it is disclosed in response to a valid order of a court or lawful request of a governmental agency, but only to the extent of and for the purposes of such order or request, provided that Bright Mountain and/or the Buyer notifies the Seller of the order or request ten (10) days prior to disclosure and permits the Seller to seek an appropriate protective order.

8.2

Further Assurances.  If, at any time after the date hereof, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

8.3

Customer and Other Business Relationships.  After the date hereof, Seller and Sostre will cooperate, in all reasonable respects, with Buyer in its efforts to continue and maintain for the benefit of

Buyer those business relationships of Seller and Sostre existing prior to the dated hereof and related to the Black Helmet Business, including relationships with customers, suppliers and vendors, and Seller will satisfy the Seller Retained Liabilities in a manner that is not detrimental to any of such relationships.  After the date hereof, Seller and Sostre will, and will cause each of their affiliates to, refer to Buyer all inquiries and communications received by Seller, Sostre or their affiliates relating to the Black Helmet Business.  After the date hereof, Seller and Sostre will not, and will cause their affiliates not to, take any action that would reasonably be expected to negatively impact any relationships of the Black Helmet Business with any customers, suppliers, vendors or other persons.

8.4

Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

8.5

Non-Assignable Contracts.  Without in any way limiting the Seller’s obligation to obtain the consents required for the sale, transfer, assignment and delivery of the Purchased Assets to the Buyer hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent, following the date hereof, the Seller and Sostre shall use commercially reasonable efforts to obtain such consent(s) and shall cooperate with the Buyer in any reasonable arrangement designed to provide the Buyer with the rights and benefit (subject to the obligations and liabilities) under any such Asset.

8.6.

Business Name.  From and after the date hereof, neither the Seller nor Sostre shall  use the name “Black Helmet” for any commercial purpose whatsoever other than as an agent of Buyer pursuant to the terms of the Services Agreement between the Buyer and Sostre of even date herewith.

8.7

Seller Employees.  The Seller shall immediately terminate the Seller Employee's and shall be solely responsible for all wages, taxes, insurance, benefits or other compensation due each of the Seller Employees through the date of termination.  The Buyer or Bright Mountain shall hire the Seller Employees under terms and conditions negotiated with each such Seller Employee, each of whom shall be subject to Bright Mountain's existing employee policies, procedures and corporate governance standards.

8.8

Press Releases and Communications.  No press release or public announcement related to this Agreement or the transactions contemplated herein, shall be issued or made by any party hereto without the prior written approval of  Bright Mountain.  Nothing herein shall prevent the Seller from notifying its employees, customers or suppliers of the transactions contemplated hereby as is necessary or desirable to facilitate the consummation of such transactions; provided, however, that any such communication shall be previously approved by Bright Mountain and shall constitute a "joint communication" if deemed appropriate by Bright Mountain.

9.

Indemnification and Related Matters.

9.1

Indemnification by Seller.  The Seller hereby indemnifies and holds each of Bright Mountain, and Buyer harmless from and against any and all damages, losses, Liabilities, obligations, costs or expenses incurred by Bright Mountain or Buyer and arising out of the breach of any representation or warranty of Seller hereunder, and/or Seller's failure to perform any covenant or obligation required to be performed by it hereunder.

9.2

Indemnification by Bright Mountain and Buyer.  Bright Mountain and Buyer hereby indemnify and hold Seller harmless from and against any and all damages, losses, Liabilities, obligations,

costs or expenses incurred by Seller arising out of the breach of any representation or warranty of Bright Mountain or Buyer hereunder, and/or Bright Mountain's or Buyer's failure to perform any covenant or obligation required to be performed by it hereunder.

9.3

Procedure for Indemnification.  Any party entitled to indemnification under this Section 10 (an “Indemnified Party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim.  The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding affected without its prior written consent.  Notwithstanding anything in this Section 9 to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

9.4

Time for Assertion.  No party to this Agreement shall have any liability (for indemnification or otherwise) with respect to any representation, warranty or covenant or obligation to be performed and complied hereunder, unless notice of any such liability is provided on or before thirty-six (36) months from the date hereof.

10.

Covenant Not To Compete.

10.1

As a material inducement to the Buyer and Bright Mountain to enter into this Agreement, and in consideration of the purchase the Purchased Assets, the consummation of the transactions contemplated hereby, and the execution and delivery of the Service Agreements with Sostre and Love, in consideration, each of the Seller, Sostre and Love agree to the following:

(a)

That during the Restricted Period and within the Restricted Area, neither the Seller, Sostre or Love will, individually or in conjunction with others, directly or indirectly, engage in any Business Activities, whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise; and

(b)

That during the Restricted Period and within the Restricted Area, neither the Seller, Sostre or Lover will not, directly or indirectly, compete with the Buyer or its affiliates by soliciting, inducing or influencing any of the Black Helmet Business customers which have a business relationship with the Seller to discontinue or reduce the extent of such relationship with the Buyer as the successor in interest to the Black Helmet Business; and

(c)

That during the Restricted Period and within the Restricted Area, neither the Seller, Sostre or Love will (A) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Buyer or its affiliates to discontinue such employment or agency relationship with the Buyer or its affiliates, or (B) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within two (2) years prior to the date Seller, Sostre or Love employs or seeks to employ such person) employed by the Buyer or any of its affiliates.

10.2

It is understood by and between the parties hereto that the foregoing covenants contained in Section 10.1 are essential elements of this Agreement, and that but for the agreement by the Seller, Sostre and Love to comply with such covenants, the Buyer and Bright Mountain would not have agreed to enter into this Agreement and purchase the Purchased Assets. Such covenants by the Seller, Sostre and Love shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Seller, Sostre and Love. To the extent that the covenants contained in this Section 10 may later be deemed by a court to be too broad to be enforced with respect to their duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision.  The provision as modified shall then be enforced.

(e)

The Seller, Sostre and Love each acknowledge and agree that the Buyer's remedy at law for a breach or threatened breach of any of the provisions of Section 10.1 herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Buyer and Bright Mountain. In recognition of this fact, in the event of a breach by the Seller, Sostre or Love of any of the provisions of Section 10.1, the Seller, Sostre and Love agree that, in addition to any remedy at law available to the Buyer and Bright Mountain, including, but not limited to monetary damages, without posting any bond, the Buyer and Bright Mountain shall be entitled to obtain, and the Seller, Sostre and Love agree not to oppose the Buyer's and/or Bright Mountain's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Buyer and/or Bright Mountain. Nothing herein contained shall be construed as prohibiting the Buyer and/or Bright Mountain from pursuing any other remedies available to it for such breach or threatened breach.

11.

Miscellaneous.

11.1

Expenses.  Except as specifically set forth herein, Bright Mountain, Buyer and the Seller shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

11.2

Entire Agreement; No Waiver.  This Agreement, the Schedules, Exhibits and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto.  No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.  Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

11.3

Jurisdiction and Governing Law.  This Agreement shall be governed and construed under and in accordance with the laws of the State of Florida.  Each of the parties hereto expressly and irrevocably (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in United States District Court for the Southern District of Florida, (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding, and (3) consent to the in personam jurisdiction of United States District Court for the Southern District of Florida in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the Southern District of Florida and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.  THE PARTY PREVAILING THEREIN SHALL BE ENTITLED TO PAYMENT FROM THE OTHER PARTY HERETO OF ALL OF ITS REASONABLE COUNSEL FEES AND DISBURSEMENTS.

11.4

Role of Counsel.  Seller, Sostre and Love acknowledge their understandings that this Agreement was prepared at the request of Bright Mountain and Buyer by Pearlman Law Group LLP, its counsel, and that such firm did not represent Seller, Sostre or Love in conjunction with this Agreement or any of the related transactions.  Seller, Sostre and Love, as further evidenced by its or his signature below, acknowledges that it has had the opportunity to obtain the advice of independent counsel of its choosing prior to its execution of this Agreement and that it has availed itself of this opportunity to the extent it deemed necessary and advisable.

11.5

Construction.  Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.  References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement.  The Seller's Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement.  As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

11.6

Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible telecopier transmission) or mailed by certified mail, return receipt requested, or by overnight mail properly receipted to the parties at the addresses set forth earlier in this Agreement or to such address as a party may have specified by notice given to the other party pursuant to this provision.

11.7

Separability.  In the event that any provision hereof would, under applicable law, be invalid or enforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

11.8

Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement.  No assignment of this Agreement or of any rights or obligation hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void; provided, however, that no such consent shall be required of Bright Mountain to assign part or all of its rights under this Agreement to one or more of its subsidiaries or affiliates.

11.9

Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.  This Agreement may be executed by fax or other electronic signature, which shall be as valid and binding as an original ink signature.

11.10

Attorney's Fees.  In the event of any litigation or other legal proceedings (including, without limitation, appeals) between any of parties arising out of or relating to this Agreement or the alleged breach thereof, the prevailing party shall be entitled to its reasonable attorney's fees from the non-prevailing party.

Bright Mountain Media, Inc.

By:	/s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer

Bright Mountain, LLC

By:	/s/ W. Kip Speyer
W. Kip Speyer, President

Sostre Enterprises, Inc.

By:	/s/ Pedro Sostre III
Pedro Sostre III, President

/s/ Pedro Sostre III
Pedro Sostre III

/s/ James Love
James Love

Schedule 2.1

SCHEDULE OF PURCHASED ASSETS, ASSUMED LIABILITIES

 AND DEFERRED REVENUE

Purchased Assets:

1.

Purchased Domain Names:

Domain Name	Registrar	Registrant

Blackhelmetapparel.com	GoDaddy.com LLC	Pedro Sostre
Allfirefighters.com	GoDaddy.com LLC	Pedro Sostre
Firefightermag.com	GoDaddy.com LLC	Pedro Sostre
Firefightershops.com	GoDaddy.com LLC	Pedro Sostre
Firefightersmag.com	GoDaddy.com LLC	Pedro Sostre
Firefightersstickers.com	GoDaddy.com LLC	Pedro Sostre
Firefighterstyle.com	GoDaddy.com LLC	Pedro Sostre
Soybombero.com	GoDaddy.com LLC	Pedro Sostre
Iamblackhelmet.com	GoDaddy.com LLC	Pedro Sostre
Weareblackhelmet.com	GoDaddy.com LLC	Pedro Sostre
Maskedout.com	GoDaddy.com LLC	Pedro Sostre
Maskedup.com	GoDaddy.com LLC	Pedro Sostre
Blackhatapparel.com	GoDaddy.com LLC	Pedro Sostre
Blackhelmet.biz	GoDaddy.com LLC	Pedro Sostre
Blackhelmet.ca	GoDaddy Domains Canada, Inc.	Sostre Enterprises, Inc.
Blackhelmet.co	GoDaddy.com LLC	Sostre Enterprises, Inc.
Blackhelmet.co.uk	GoDaddy.com LLC	Sostre Enterprises, Inc.
Blackhelmet.de	GoDaddy.com LLC	Pedro Sostre
Blackhelmet.info	GoDaddy.com LLC	Pedro Sostre
Blackhelmet.org	GoDaddy.com LLC	Pedro Sostre
Blackhelmet.tv	GoDaddy.com LLC	Pedro Sostre
Blackhelmet.us	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.biz	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.bz	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.co.in	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.co.uk	GoDaddy.com LLC	Sostre Enterprises, Inc.
Blackhelmetapparel.com.mx	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.de	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.es	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.in	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.info	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.me	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.mobi	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.net	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.nl	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.org	GoDaddy.com LLC	Pedro Sostre
Blackhelmetapparel.us	GoDaddy.com LLC	Pedro Sostre
Blackhelmetforever.com	GoDaddy.com LLC	Pedro Sostre

1

Blackhelmetfoundation.org	GoDaddy.com LLC	Pedro Sostre
Blackhelmetgear.com	GoDaddy.com LLC	Pedro Sostre
Blackhelmetmarketing.com	GoDaddy.com LLC	Pedro Sostre
Blackhelmetsupply.com	GoDaddy.com LLC	Pedro Sostre
Systemprotocols.com	GoDaddy.com LLC	Pedro Sostre

together with, without any limitation, any related trademarks, service marks, copyrights, trade names, domain names, and other intellectual property rights throughout the world to the domain name, whether such rights are registered or not, and all rights of priority therein, and the right to recover for damages and profits and all other remedies for past infringements thereof, and any and all appurtenant goodwill associated therewith;

2.

All right, title and interest in and to the website content appearing on www.blackhelmetapparel.com, www.blackhelmetsupply.com and www. systemprotocols.com, together (the "Purchased Websites"), without any limitation, any related source codes (excluding the source code for the Proprietary Software as defined below contained in such Purchased Websites), passwords, accounts, Intellectual Property Rights to the website content, whether such rights are registered or not, and all rights of priority therein, and the right to recover for damages and profits and all other remedies for past infringements thereof, and any and all appurtenant goodwill associated therewith;

3.

All right, title and interest in and to the social media content including, but not limited to, content appearing on Facebook, YouTube and Twitter (the "Social Media Content") together, without any limitation, any related source codes (to the extent source code is the property of Seller or Sostre and can be transferred), passwords, accounts, Intellectual Property Rights to the Social Media Content, whether such rights are registered or not, and all rights of priority therein, and the right to recover for damages and profits and all other remedies for past infringements thereof, and any and all appurtenant goodwill associated therewith;

4.

All marketing materials, plans, and techniques for driving traffic to the Purchased Domain Names;

5.

The business and brand names "Black Helmet" and "Black Helmet Apparel" and "Black Helmet Supply";

6.

All Intellectual Property Rights related to the Black Helmet Business, including, but not limited to (i) the logos bearing the words "Black Helmet", (ii) product designs, and (iii) USPTO trademark serial number 85253045 together with any and all other Intellectual Property Rights ever created, conceptualized, or used in the Black Helmet Business;

7.

A five (5) year , royalty free license to use the inventory purchasing and sales software (the "Proprietary Software") and all updates, enhancements or modifications thereof; prior to the expiration of such period the parties shall negotiate in good faith to determine an appropriate licensing fee to use such Proprietary Software following the expiration of such five (5) year period;

8.

All contracts to which Seller or any of Seller’s affiliates is a party and that are used or held for use exclusively in connection with the Black Helmet Business, including (i) the website hosting agreements for the Purchased Websites; , (ii) wholesale and retail agreements with wholesalers and retailers listed on the Purchased Websites, (iii) any and all agreements with Amazon.com Inc. related to promoted products and listings, (iv) any and all agreements with third parties necessary for the continued operation of the Black Helmet Business, in each case, excluding all rights, claims or causes of action (including warranty claims and accounts receivable) of Seller thereunder related to the Black Helmet Business (the “Purchased Contracts”);

2

9.

Customer, email subscriber and vendor lists;

10.

All new and used inventory on hand or in transit;

11.

Accounts receivable;

12.

All of Seller’s or its affiliates’ rights under warranties, indemnities and all similar rights against third parties to the extent arising out of any other Purchased Assets, excluding all rights, claims or causes of action (including warranty claims and accounts receivable) of Seller thereunder related to the Black Helmet Business;

13.

All goodwill and the going concern value of the Black Helmet Business;

14.

All advertising material, sales literature, promotional literature, catalogs and similar or related materials; and

15.

To the extent not already referred to herein, all assets of Seller used in the operation of the Black Helmet Business.

Assumed Liabilities:

Vendor	Amount
Enemy Ink	$6,918.93
Embroidery Works	20,373.98
Moonshine Leather	6,174.80
Facebook	6,532.32
$40,000.03

Deferred Revenue:

$4,418.13.  See Exhibit A for detail of Deferred Revenue.

3